UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 20, 2001

                               Azul Holdings Inc.
             (Exact name of registrant as specified in its charter)


         Delaware               000-14747               04-2751102
(State or other jurisdiction   (Commission              (IRS Employer
       of incorporation)       File Number)         Identification No.)


6671 Gunpark Drive, Suite 100, Boulder, Colorado                80301
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (303) 448-8833


                                 Not applicable
          (Former name or former address, if changed since last report)

Item 5.    Other Events.

         With respect to Note 3 to Azul Holdings Inc.'s financial statements for the six months ended September 30, 2001 contained in Azul Holdings Inc.'s Form 10-QSB for the period ended September 30, 2001 describing Azul Holdings Inc.'s indebtedness to Tudor Trust, the default thereon and a possible foreclosure sale with respect thereto, it should be clarified and understood that such default and any such foreclosure sale may affect Azul Holdings Inc.'s ownership of stock of Xyvision Enterprise Solutions, Inc. and of preferred units of NanoFrames, LLC but should not have any adverse effect on Xyvision Enterprise Solutions, Inc. itself or on NanoFrames, LLC itself. Xyvision Enterprise Solutions, Inc. is not indebted to Tudor Trust or to Azul Holdings Inc. and a possible change in the ownership of its stock now held by Azul Holdings Inc., and a change in the relationship between Tudor Trust and Azul Holdings Inc., will not adversely affect the assets or business of Xyvision Enterprise Solutions, Inc.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 20, 2001            AZUL HOLDINGS INC.


                                                     By: /s/ Jeffrey L Neuman
                                                         ---------------------
                                                          Jeffrey L. Neuman
                                                          President